UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2005

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12130 Galveston Road (Hwy 3), Building 1, Webster, Texas	77598
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 558-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 26, 2005, SPACEHAB, Incorporated issued a press release announcing, among other things, the purchase and sale lease-back of the Company’s 90,000 square-foot administrative facility in Webster, Texas. The Company purchased the building and the adjacent three acres of land from American National Insurance Corporation for the value of $2.0 million. The Company then sold the building excluding the three acres of adjacent undeveloped land to R&H Investments and Irving Levine Investments for $3.25 million. The Company will lease back 100% of the facility for an initial period of ten years, with two five-year options. The Company will retain the adjacent 3.0 acres parcel for future development or sale.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

A copy of the Press Release for the purchase and sale lease-back of the Ellington facility is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated
(Registrant)

Date May 26, 2005	By	/s/ Brian K. Harrington
(Signature)*
Brian K. Harrington
Senior Vice President, Finance and Chief Financial Officer

*	Print name and title of the signing officer under his signature.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 26, 2005.